Exhibit 10.4

BEHRINGER HARVARD 1325 G STREET, LLC, as Borrower
                                                                                                        (Borrower)

to

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC., as nominee of Lender
                                                                                                        (Lender)

AMENDED AND RESTATED ASSIGNMENT OF LEASES
AND RENTS

Dated:  As of October 18, 2006

Location: 1325 G Street NW, Washington, DC

MERS MIN: 8000101-0000004159-9

PREPARED BY AND UPON
RECORDATION RETURN TO:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention:  Paul A. Keenan, Esq.

AMENDED AND RESTATED ASSIGNMENT OF LEASES AND RENTS

THIS AMENDED AND RESTATED ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) made as of the 18th day of October, 2006, by BEHRINGER HARVARD 1325 G STREET, LLC, a Delaware limited liability company, as assignor, having its principal place of business c/o Behringer Harvard Funds, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001  (“Borrower”) to MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC., a Delaware corporation, having an address at 1595 Spring Hill Road, Suite 310, Vienna, Virginia 22181 (“MERS”) as nominee of BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation, as assignee, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”).

R E C I T A L S:

WHEREAS, Borrower, by the terms of that certain Amended and Restated Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may hereafter be amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time, the “Loan Agreement”) and evidenced by that certain Amended and Restated Promissory Note executed on the same date as this Assignment (the “Note”) and in connection with the loan (the “Loan”) from Lender to Borrower, is indebted to Lender in the principal sum of ONE HUNDRED MILLION AND NO/100 U.S. DOLLARS ($100,000,000.00).

WHEREAS, Borrower desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents.

WHEREAS, Lender has required, as a condition to making the Loan to Borrower, that Borrower execute and deliver this Assignment, which amends and restates the Original Assignment (as hereinafter defined) in its entirety, and Borrower, in order to obtain the Loan, is willing to execute and deliver this Assignment.

WHEREAS, this Assignment is an amendment and restatement of that certain Assignment of Leases and Rents from Behringer Harvard 1325 G Street, LLC, as Assignor, to Behringer Harvard Operating Partnership I LP, as Assignee, dated November 15, 2005 and recorded on November 17, 2005 among the Land Records of the District of Columbia (as Instrument No.:  2005166120 (the “Original Assignment”), and is intended to amend and restate the Original Assignment in its entirety (and if there is a conflict between the terms of the Original Assignment and this Assignment, the terms of this Assignment shall prevail) and Lender is the current holder of the Note secured by the Original Assignment.  This Assignment is given to secure payment of the Debt and the performance of all of Borrower’s obligations under the Note, the Loan Agreement and the other Loan Documents and to reaffirm and clarify the rights and obligations of the parties under the Loan Documents.  This Assignment (i) shall in no way waive Lender’s rights, powers or remedies under the Loan Documents, (ii) shall in no way limit, impair or prejudice Lender from exercising any past, present or future right, power or remedy from and after the date hereof under the Loan Documents, and (iii) shall not constitute or be deemed to be a novation of the Debt.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

ARTICLE 1 - ASSIGNMENT

Section 1.1             Property Assigned.  Borrower hereby absolutely and unconditionally assigns and grants to MERS, as nominee of Lender, the following property, rights, interests and estates, now owned, or hereafter acquired by Borrower:

(a)           Leases.  All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements made a part thereof (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or a right to use or occupy, all or any portion of any space in that certain lot or piece of land, more particularly described in Exhibit A annexed hereto and made a part hereof, together with the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the “Property”) and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, and the right, title and interest of Borrower, its successors and assigns, therein and thereunder.

(b)           Other Leases and Agreements.  All other leases and other agreements, whether or not in writing, providing for the use, enjoyment or occupancy of the Property or any portion thereof now or hereafter made, whether made before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code together with any extension, renewal or replacement of the same.  This Assignment of other present and future leases and present and future agreements being effective without further or supplemental assignment.  The “leases” described in Subsection 1.1(a) and the leases and other agreements described in this Subsection 1.1(b) are collectively referred to as the “Leases.”

(c)           Rents.  All rents, rent equivalents, income, receivables, revenues, receipts, insurance proceeds, deposits and profits arising from the Leases and renewals thereof together with all rents, rent equivalents, income, fees, receivables, accounts, profits (including, but not limited to, all oil and gas or other mineral royalties and bonuses), charges for services rendered and any and all payment and consideration of whatever form or nature received by Borrower or its agents or employees from any and all sources relating to the use, enjoyment and occupancy of the Property whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”).

(d)           Bankruptcy Claims.  All of Borrower’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

(e)           Lease Guaranties.  All of Borrower’s right, title and interest in and claims under any and all lease guaranties, letters of credit and any other credit support (individually, a

 “Lease Guaranty,” collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases or leasing commissions (individually, a “Lease Guarantor,” collectively, the “Lease Guarantors”) to Borrower.

(f)            Proceeds.  All proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.

(g)           Other.  All rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under the Lease Guaranties, including without limitation the immediate and continuing right to make claim for, receive and collect all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt or the Other Obligations), and to do all other things which Borrower or any lessor is or may become entitled to do under the Leases or the Lease Guaranties.

(h)           Entry.  The right, at Lender’s option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.

(i)            Power of Attorney.  Borrower’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment and any or all other actions designated by Lender for the proper management and preservation of the Property.

(j)            Other Rights and Agreements.  Any and all other rights of Borrower in and to the items set forth in subsections (a) through (i) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

ARTICLE 2 - TERMS OF ASSIGNMENT

Section 2.1             Present Assignment And License Back.  It is intended by Borrower that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only.  Nevertheless, subject to the terms of this Section 2.1 and the Cash Management Agreement, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and other sums due under the Lease Guaranties and Borrower shall hold such Rents and all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums.

Section 2.2             Notice To Lessees.  Borrower hereby authorizes and directs the lessees named in the Leases or any other future lessees or occupants of the Property and all Lease Guarantors to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties upon receipt from Lender of written notice to the effect that Lender is then the holder of this Assignment and that an Event of Default (as defined in the Loan Agreement) exists, and to continue so to do until otherwise notified by Lender.

Section 2.3             Incorporation By Reference.  All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan

Documents as same may be modified, renewed, substituted or extended are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

Section 2.4             Grants to MERS.  This Assignment and the grants, assignments and transfers made to MERS in this Assignment shall inure to MERS solely in its capacity as Lender’s nominee.

ARTICLE 3 - REMEDIES

Section 3.1             Remedies of Lender.  Upon or at any time after the occurrence of an Event of Default, the license granted to Borrower in Section 2.1 of this Assignment shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents and sums due under any Lease Guaranties, whether or not Lender enters upon or takes control of the Property.  In addition, Lender may, at its option, without waiving such Event of Default, without regard to the adequacy of the security for the Debt, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Borrower and its agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto and have, hold, manage, lease and operate the Property on such terms and for such period of time as Lender may deem proper and either with or without taking possession of the Property in its own name, demand, sue for or otherwise collect and receive all Rents and sums due under all Lease Guaranties, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as Lender may deem proper and may apply the Rents and sums received pursuant to any Lease Guaranties to the payment of the following in such order and proportion as Lender in its sole discretion may determine, any law, custom or use to the contrary notwithstanding:  (a) all expenses of managing and securing the Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Lender may deem necessary or desirable and all expenses of operating and maintaining the Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Lender may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; and (b) the Debt, together with all costs and reasonable attorneys’ fees.  In addition, upon the occurrence of an Event of Default, Lender, at its option, may (1) complete any construction on the Property in such manner and form as Lender deems advisable, (2) exercise all rights and powers of Borrower, including, without limitation, the right to negotiate, execute, cancel, enforce or modify any Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties, (3) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in possession of Borrower or (4) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

Section 3.2             Other Remedies.  Nothing contained in this Assignment and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Loan Agreement, the Note, or the other Loan Documents and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof.  The right of Lender to collect the Debt and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder.  Borrower hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligations of Borrower under this Assignment, the Loan Agreement, the Note, the other Loan Documents or otherwise with respect to the Loan in any action or proceeding brought by Lender to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Loan Agreement, the Note, or any of the other Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding).

Section 3.3             Other Security.  Lender may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor and may apply any other security held by it to the reduction or satisfaction of the Debt without prejudice to any of its rights under this Assignment.

Section 3.4             Non-Waiver.  The exercise by Lender of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and sums due under the Lease Guaranties and the application thereof as herein provided shall not be considered a waiver of any default by Borrower under the Note, the Loan Agreement, the Leases, this Assignment or the other Loan Documents.  The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment.  Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (a) the failure of Lender to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Loan Agreement, the Note, or the other Loan Documents.  Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect.  Lender may take any action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Assignment.  The rights of Lender under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Section 3.5             Bankruptcy.  (a)  Upon or at any time after the occurrence of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b)           If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease.  Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease.  If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the approval of the bankruptcy court having jurisdiction over the case and to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

ARTICLE 4 - NO LIABILITY, FURTHER ASSURANCES

Section 4.1             No Liability of Lender.  This Assignment shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Lender.  Lender shall not be liable for any loss sustained by Borrower resulting from Lender’s failure to let the Property after an Event of Default or from any other act or omission of Lender in managing the Property after an Event of Default unless such loss is caused by the willful misconduct and bad faith of Lender.  Lender shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Borrower shall, and hereby agrees to, indemnify Lender for, and to hold Lender harmless from, any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Lender by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties.  Should Lender incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys’ fees, shall be secured by this Assignment, the Mortgage and the other Loan Documents and Borrower shall reimburse Lender therefor immediately upon demand and upon the failure of Borrower so to do Lender may, at its option, declare all sums secured by this Assignment, the Mortgage and the other Loan Documents immediately due and payable.  This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property including, without limitation, the presence of any Hazardous Substances (as defined in the Mortgage), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

Section 4.2             No Mortgagee in Possession.  Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Lender.  In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower.

(a)           Further Assurances.  Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

ARTICLE 5 - MISCELLANEOUS PROVISIONS

Section 5.1             Conflict of Terms.  In case of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

Section 5.2             No Oral Change.  This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 5.3             General Definitions.  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note”, the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, the word “Property” shall include any portion of the Property and any interest therein, the phrases “attorneys’ fees,” “legal fees” and “counsel fees” shall include any and all attorney’s, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 5.4             Inapplicable Provisions.  If any term, covenant or condition of this Assignment is held to be invalid, illegal or unenforceable in any respect, this Assignment shall be construed without such provision.

Section 5.5             Governing Law.  This Assignment shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

Section 5.6             Termination of Assignment.  Upon payment in full of the Debt, this Assignment shall become and be void and of no effect.

Section 5.7             Notices.  All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

Section 5.8             WAIVER OF TRIAL BY JURY.  BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS ASSIGNMENT, THE NOTE, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

Section 5.9             Exculpation.  The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein.

Section 5.10           Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 5.11           Headings, Etc.  The headings and captions of various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

IN WITNESS WHEREOF, Behringer Harvard 1325 G Street, LLC, has caused these presents to be executed by Gerald J. Reihsen, III and Gary S. Bresky, the Secretary and Chief Financial Officer, and does hereby constitute                            and                        as its true and lawful attorneys-in-fact to acknowledge these presents as the act and deed of Behringer Harvard 1325 G Street, LLC, effective as of the date first hereinabove written.

In the presence of:

BEHRINGER HARVARD 1325 G STREET, LLC, a Delaware limited liability company

	By:		[SEAL]
Name: Gerald J. Reihsen, III
Title: Secretary

	By:		[SEAL]
Name: Gary S. Bresky
Title: Chief Financial Officer

ACKNOWLEDGMENTS

STATE OF	)
ss:
COUNTY OF	)

I,                                       , a notary public in and for                                                       , do hereby certify that Gerald J. Reihsen, III and Gary S. Bresky, of Behringer Harvard 1325 G Street, LLC, a Delaware limited liability company, are named as attorneys-in-fact for such company, the trustor in the foregoing and attached Security Instrument bearing the date of                            , 2006, personally appeared before me in                                                        and, being personally well known to me as the persons named as attorneys-in-fact in said Security Instrument, acknowledged that the foregoing instrument is the act and deed of such company, and that they delivered the same as managers of such company.

Given under my hand and seal this               day of                            , 2006.

Notary Public
My Commission Expires:
(Notarial Seal)

SIGNATURE PAGE TO AMENDED AND RESTATED ASSIGNMENT OF LEASES AND RENTS

LENDER:
BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation

By:
Name:
Title: Managing Director

ACKNOWLEDGEMENTS

STATE OF NEW YORK	)
: SS.:
COUNTY OF NEW YORK	)

On the             day of October, 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                            , known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT A

LEGAL DESCRIPTION

All that certain piece or parcel of land, together with the improvements thereon and appurtenances thereunto belonging, lying, situate and being in the District of Columbia, being described as follows:

Lot Numbered Seventy-Nine (79) in Square Numbered Two Hundred Fifty-Two (252), being a subdivision made by 1325 G Street Associates, a Limited Partnership, as per plat thereof recorded in Liber 151 at Folio 16 in the Office of the Surveyor for the District of Columbia.

A-1